Filed Pursuant To Rule 433

Registration No. 333-275079

March 11, 2024

X/Twitter Post:

Live Address: https://twitter.com/Grayscale/status/1767267302603665873

Tweet 1: Discover the essentials of integrating cryptocurrencies, especially #Bitcoin, into investment portfolios with our comprehensive guide. Gain insights into the decentralized nature of crypto.

Read the full guide on @finimize

https://finimize.com/content/understanding-bitcoin-investing-with-grayscale

Tweet 2: GBTC is not a fund registered under the Investment Company Act of 1940, as amended (1940 Act), and is not subject to regulation under the 1940 Act, unlike most exchange traded products or ETFs. For details and disclosures, visit: https://etfs.grayscale.com/gbtc

Link: https://finimize.com/content/understanding-bitcoin-investing-with-grayscale

Facebook

Live Address: https://www.facebook.com/460971306029932/posts/915063897287335

Text: Discover the essentials of integrating cryptocurrencies, especially #Bitcoin, into investment portfolios with our comprehensive guide. Gain insights into the decentralized nature of crypto.

Read the full guide on Finimize

https://finimize.com/content/understanding-bitcoin-investing-with-grayscale

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

GBTC is not a fund registered under the Investment Company Act of 1940, as amended (1940 Act), and is not subject to regulation under the 1940 Act, unlike most exchange traded products or ETFs. For details and disclosures, visit: https://etfs.grayscale.com/gbtc

Link: https://finimize.com/content/understanding-bitcoin-investing-with-grayscale

LinkedIn

Live Address: https://linkedin.com/feed/update/urn:li:share:7173032998143938560

Text: Discover the essentials of integrating cryptocurrencies, especially #Bitcoin, into investment portfolios with our comprehensive guide. Gain insights into the decentralized nature of crypto.

Read the full guide on Finimize

https://finimize.com/content/understanding-bitcoin-investing-with-grayscale

-

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

GBTC is not a fund registered under the Investment Company Act of 1940, as amended (1940 Act), and is not subject to regulation under the 1940 Act, unlike most exchange traded products or ETFs. For details and disclosures, visit: https://etfs.grayscale.com/gbtc

Link: https://finimize.com/content/understanding-bitcoin-investing-with-grayscale

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.